OPPENHEIMER GLOBAL VALUE FUND – EXHIBIT 77C

SHAREHOLDER MEETINGS (Unaudited)

On June 21, 2013, a first shareholder meeting of Oppenheimer Global Value Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1) as described in the Fund’s proxy statement dated April 12, 3012 (the “Proxy Statement”).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

Brian F. Wruble                                           3,094,273                                71,422
David K. Downes                                       3,092,158                                73,537
Matthew P. Fink                                          3,094,025                                71,670
Edmund Giambastiani, Jr.                          3,094,546                                71,150
Phillip A. Griffiths                                       3,093,705                                71,990
Mary F. Miller                                              3,093,303                                72,392
Joel W. Motley                                           3,094,505                                71,191
Joanne Pace                                                 3,095,039                                70,656
Mary Ann Tynan                                       3,095,039                                70,656
Joseph M. Wikler                                       3,094,025                                71,670
Peter I. Wold                                               3,092,144                                73,551
William F. Glavin, Jr.                                   3,133,392                                32,304

On August 2, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
1,781,164                                49,998                                     109,049

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
1,785,253                                50,364                                    104,591

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain
1,774,163                                60,072                                     105,976

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
1,775,080                                55,510                                    109,619

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
1,777,522                                51,565                                     111,124

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
1,781,613                                49,291                                     109,304

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
1,775,807                                53,584                                     110,817

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
1,789,363                                47,480                                     103,368